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EXHIBIT 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Cargill, Incorporated:

        We consent to the use of our report dated August 6, 2004, with respect to the consolidated balance sheets of the Cargill Fertilizer Businesses as of May 31, 2004 and 2003, and the related consolidated statements of operations, cash flows, and stockholder's equity for each of the years in the three-year period ended May 31, 2004, included in Amendment No. 4 to the Registration Statement (Form S-4) of The Mosaic Company, the proxy statement / prospectus of which is attached as Appendix C to Amendment No. 4 to the Registration Statement (Form S-4) and related proxy statement / prospectus of IMC Global Inc. for the registration of shares of its common stock, and to the reference to our firm under the heading "Experts" in The Mosaic Company proxy statement / prospectus.

        Our report on the consolidated financial statements refers to the adoption, in fiscal 2004, of the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations."

/s/ KPMG LLP

Minneapolis, Minnesota
September 13, 2004

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  EXHIBIT 23.4